Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

UBS AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities of UBS AG(3)	457(o)	$1,500,000,000	—	$1,500,000,000—	—	$221,400

	Total Offering Amounts					$1,500,000,000	0.00014760	$221,400

	Total Fees Previously Paid

	Total Fee Offsets							$221,400

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Credit Suisse AG	F-3	333-272539	June 8, 2023		$221,400	Unallocated (Universal) Shelf	—	Unallocated (Universal) Shelf	$51,429,667,351(2)

Fee Offset Sources	Credit Suisse AG	F-3	333-272539		June 8, 2023		Unallocated (Universal) Shelf	—	Unallocated (Universal) Shelf		$6,589,680.14(2)

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for securities registered under this registration statement (the “Registration Statement”) will be determined from time to time by UBS AG in connection with the issuance by UBS AG of the securities under the Registration Statement and is not specified as to each class of security pursuant to Item 2.A.iii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

As described in the Registration Statement, pursuant to a merger agreement entered into by UBS AG and Credit Suisse AG, Credit Suisse AG has been absorbed by UBS AG (the “Merger”) upon registration of the Merger. Credit Suisse AG has ceased to exist and all of its assets and liabilities and contracts have automatically transferred to, and been absorbed and taken over by, UBS AG by operation of Swiss law. Credit Suisse AG previously filed a registration statement on Form F-3 (File No. 333-272539) on June 8, 2023 (as amended by Pre-Effective Amendment No. 1 filed on June 22, 2023 (the “2023 Registration Statement”)) registering up to $51,610,474,960.81 of securities. In connection with the 2023 Registration Statement, Credit Suisse AG carried forward, pursuant to Rule 415(a)(6) an aggregate of $6,616,367.34 of registration fees from the registration statement on Form F-3 (File No. 333-238458-02) filed on May 15, 2020, as amended by Pre-Effective Amendment No. 1 filed on June 16, 2020, the “2020 Registration Statement”) which was comprised of (i) $689,332.46 of registration fees carried forward in respect of unsold securities under the 2020 Registration Statement pursuant to Rule 415(a)(6) and (ii) $5,927,034.88 of unused registration fees paid under the 2020 Registration Statement. UBS AG, as successor to Credit Suisse AG, has terminated the 2023 Registration Statement and is (i) hereby registering a maximum aggregate offering price of up to $1,500,000,000 of debt securities and (ii) pursuant to Rule 457(p) under the Securities Act, claims offset of all of the registration fees due under this Registration Statement with a portion of the unused registration fees previously paid or carried forward by Credit Suisse AG in respect of the 2023 Registration Statement. Therefore, no additional registration fee is due in connection with this Registration Statement. There is an aggregate of $51,429,667,351 of unsold securities under the 2023 Registration Statement and, after giving effect to the securities registered hereunder, $49,929,667,351 of remaining unsold securities (the “Unsold Securities”). UBS AG will offset the total registration fees due for a subsequent registration statement or registration statements filed within five years of the initial filing date of the 2023 Registration Statement with all or a portion of the registration fees paid in respect of the Unsold Securities in accordance with Rule 457(p).

(3)

This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be offered and sold on an ongoing basis after their initial issuance or sale in market-making transactions by UBS AG and its affiliates, including an indeterminate amount of securities as may be issued upon conversion, exchange or exercise of other securities. These securities consist of an indeterminate amount of such registered securities that will initially be offered and sold under this Registration Statement and an indeterminate amount of such securities that were initially registered, and initially issued and offered, under registration statements previously filed by Credit Suisse AG. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.